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Exhibit 10.11

Exclusive Services Agreement

---

between

Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd

and

Taiyuan Advertising Networks Advertising Co., Ltd.

June 2008

Table Of Contents

This Exclusive Services Agreement (**Agreement**) is entered into inTaiyuan, Shanxi Province, the People's Republic of China (**PRC**) on this 17 day of July 2008

by and between

(1) **Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd**, a equity joint venture company duly established and existing under PRC Law with its registered address at No. 318, Yingze Avenue, Taiyuan City, Shanxi Province, PRC (**Party A**);

and

(2) **Taiyuan Advertising Networks Advertising Co., Ltd.** (**Party B**).

(Individually a "**Party**" and collectively the "**Parties**")

BACKGROUND

A. Party A owns resources to provide the Services (defined below) and owns the exclusive advertisement operation right (**Advertisement Operation Right**) of Shanxi Yellow River Minsheng Channel and Shanxi Literature Broadcast (collectively, **Channel**)

B. Party B's business involves the production and distribution of advertisements, with the following business scope: Advertising design, production, distribution and agency service.

C. Party B seeks to engage Party A, and Party A seeks to accept the engagement of Party B as an independent contractor providing comprehensive advertisement technical support and information consulting services.

D. Party A seeks to cooperate with Party B with respect to the Advertisement Operation Right. Party B shall provide exclusive services of advertisement production and sales to Party A.

NOW THEREFORE, the Parties agree as follows:

1. **DEFINITIONS**

   1.1 Unless expressly provided otherwise, the following terms used in this Agreement shall have the following meanings:

Affiliate	shall mean in relation to Party A any company which, through ownership of voting stock or otherwise directly or indirectly, is controlled by, under common control with, or in control of, Party A; the term "control" being used in the sense of power to elect a majority of directors or to direct management;
Effective Date	shall mean the date on which this Agreement has been signed by the Parties (*i.e.*, signed by the authorized representatives of both Parties with the company seals affixed);
Services	shall mean the services related to the technical support for the advertisement production and the advertisement consulting provided by Party A to Party B as set forth in Appendix I.

2. ENGAGEMENT

2.1 Party B hereby engages Party A to be its sole and exclusive provider of Services. Party A accepts such engagement and agrees to provide the Services according to the terms and conditions set forth herein.

2.2 Party A hereby engages Party B to be its sole and exclusive advertising agent and grants Party B agent rights (**Advertisement Agent Right**) for all advertisements under the Advertisement Operation Right. Party B accepts such engagement and agrees to provide the services according to the terms and conditions set forth herein.

3. OBLIGATIONS OF PARTY A

Party A shall be required throughout the term of this Agreement to perform the following obligations:

3.1 act in good faith towards Party B and use its best efforts to fulfill any and all duties and obligations arising under this Agreement;

3.2 act in the long-term, best interests of Party B;

3.3 attempt to minimize the costs for providing the Services in accordance with the provisions of this Agreement; and

3.4 ensure that it continuously and exclusively holds the Advertisement Operation Right during the term of the Agreement.

4. OBLIGATIONS OF PARTY B

4.1 Party B shall be required throughout the term of this Agreement to provide Party A with such assistance as may be requested by Party A in order to provide the Services in an efficient and effective manner in accordance with the provisions of this Agreement.

4.2 Party B shall use its best efforts to perform the Advertisement Agent Right. Party B shall seek to provide advertisements for the Channel and enter into the advertisement production and distribution contracts with clients.

5. CONSIDERATION

5.1 In consideration of the Services provided by Party A to Party B, Party B shall pay to Party A a_services fee as set forth in Appendix 2 (**Services Fee**) plus applicable taxes on the costs incurred by Party A in the previous calendar year for rendering such Services (**Annual Fee**).

5.2 The Services Fee and Annual Fee shall be paid by Party B to Party A as follows:

5.2.1 Party A shall invoice Party B on a monthly basis, *i.e.* on or before the 20th day of each month Party B shall then pay the Services Fee for that month within 15 days after of receipt of the invoice;

5.2.2 Party A shall on the 20th day of the first month of each calendar year invoice Party B for the Annual Fee of the preceding calendar year, Party B shall then pay the Annual Fee within 15 days after receipt of the invoice; and

5.2.3 all payments to be made by Party B to Party A under this Agreement shall be made in RMB and by

telegraphic transfer to a bank account designated by Party A or in such other manner as directed by Party A from time to time.

6. EXCLUSIVITY

6.1 Exclusivity of the Service

6.1.1 Party B appoints Party A as its exclusive provider of the Services. During the term of this Agreement, Party B shall not engage any third party to provide any services similar to the Services arising from this Agreement without the prior written consent of Party A.

6.1.2 Party A's acceptance of the appointment to provide the Services shall be non-exclusive and shall not restrict Party A from acting for any other third party with respect to similar or different services.

6.1.3 Party A shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, any copyrights, trademarks, patents, know-how and otherwise, whether developed by Party A or developed by Party B based on Party A's intellectual property.

6.2 Exclusivity of the Advertisement Agent Right

In the term of this Agreement, Party A shall exclusively grant the Advertisement Agent Right to Party B, and shall not grant the Advertisement Agent Right to any third party without the prior written consent of Party B.

7. REPRESENTATIONS AND WARRANTIES

7.1 Party A hereby represents and warrants as follows:

7.1.1 Party A is a Sino-foreign equity joint venture duly registered and validly existing under the PRC Law;

7.1.2 Party A has full right, power, authority and capacity and all consents and approvals of any other third party

and the relevant governmental authorities that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts;

7.1.3 The Agreement shall constitute a legal, valid and binding agreement of Party A and is enforceable against it in accordance with the terms upon its execution.

7.2 Party B hereby represents and warrants as follows:

7.2.1 Party B is a company duly registered and validly existing under the PRC Law and is licensed to engage in the business described on its business license, as set forth in Item B in the Background Section above.

7.2.2 Party B has full right, power, authority and capacity and all consents and approvals of any other third party and the relevant governmental authorities, that are necessary to execute, deliver and perform this Agreement, which shall not violate or infringe any enforceable and effective laws or contracts;

7.2.3 The Agreement shall constitute a legal, valid and binding agreement of Party B and is enforceable against it in accordance with the terms upon its execution.

8. BREACH AND INDEMNIFICATIONS

8.1 If either Party (**Breaching Party**) violates any provision of this Agreement, fails to perform its obligations hereunder, or performs its obligations contrary to the provisions hereunder, which results in a material economic loss for the other party (**Non-Breaching Party**), it shall be deemed to have committed a breach of this Agreement (**Breach**). In such case, the Non-Breaching Party shall be entitled to issue a written notice to the Breaching Party requiring rectification of the Breach within 10 days after receipt.

8.2 The Breaching Party shall be liable to indemnify the Non-Breaching party for any and all losses, claims or damages sustained as a result of the Breach. The damages payable by the Breaching Party to the Non-Breaching shall be equal to the

losses incurred by the Non-Breaching Party as a result of the Breach.

9. TERM

This term of this Agreement shall be effective as of the signature date, unless terminated as follows:

9.1 by Party A serving a 30 days prior written notice; or

9.2 in the event of Breach, by the Non-Breaching Party, if the Breaching Party has not made rectification 30 days after receipt of the notice from the Non-Breaching Party.

10. CONSEQUENCES OF TERMINATION

10.1 In the event that this Agreement is terminated, Party B agrees that it shall remain liable to Party A for any payment owing and outstanding, including the expenses and indemnities under this Agreement prior to the date of such termination.

10.2 The termination of this Agreement, for any reason whatsoever, shall not affect the respective rights, obligations and liabilities of each of the Parties accrued prior to such termination.

11. CONFIDENTIALITY

Each Party shall maintain as strictly confidential the provisions and existence of this Agreement and any information relating to the business of the other Party to which it might have access including, but not limited to, databases, financial and business plans, and any other information deemed to be confidential by the other Party, unless the said confidential information has already entered the public domain or was disclosed by the other Party pursuant to a court order or the applicable laws of the relevant jurisdiction.

12. DISPUTE RESOLUTION

12.1 **Governing Law.** This Agreement shall be governed by PRC Law. Where PRC Law is silent on a particular matter relating to this Agreement, reference shall be made to international commercial practice.

12.2 **Dispute Resolution.**

12.2.1 If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

12.2.2 If the dispute cannot be resolved in the above manner within thirty (30) days after the commencement of consultations, either Party may submit the dispute to arbitration as follows:

12.2.2.1 all disputes arising out of or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by three (3) arbitrators in Beijing in accordance with the Commission's arbitration rules; and

12.2.2.2 the arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties. The cost of arbitration shall be allocated as determined by the arbitrators. Any award rendered by the arbitrators shall be enforced by any court having jurisdiction upon the losing Party or its assets in accordance with the *Convention on the Recognition and Enforcement of Foreign Arbitral Awards* (1958).

12.2.3 when any dispute is submitted to arbitration the Parties shall continue to perform this Agreement.

13. MISCELLANEOUS

13.1 Party B hereby agrees that Party A has the right to, at its sole discretion, determine the performance of any and all of its obligations in the manner as it deems fit, provided that it does not violate the applicable laws and regulations of the PRC nor the provisions of this Agreement.

13.2 Party A shall, for the purposes of this Agreement and applicable laws, constitute an independent contractor supplying services to Party B pursuant to the terms and conditions of this Agreement.

13.3 Party B shall not assign any of its rights or obligations under this Agreement.

13.4 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement, provided that the material interests of the Parties are not affected.

13.5 This Agreement and the Schedules hereto constitute the entire agreement between the Parties with respect to the subject matter hereof, and shall supersede any prior expression of intent or understanding relating hereto and may only be modified or amended by a written instrument signed by the authorized representatives of the Parties.

13.6 This Agreement has been prepared in Chinese in 2 sets of originals. Each Party shall hold 1 set of original.

13.7 The failure of any Party to enforce or require performance of any of the provisions of this Agreement, or to exercise any rights provided herein, shall in no way be construed as a waiver of such provision, right, or thereafter affect such Party's right to enforce any provision of this Agreement.

13.8 All notices or other communications sent by either Party shall be written in English or Chinese, and delivered in person (including by courier), by mail, or fax, to the other Party at the following addresses. The date at which the communication shall be deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the day when the notice is received; (b) for notices delivered by mail, 10 days after the delivery date for air certified mail with postage prepaid (as shown on stamp) or 4 days after the delivery date for an internationally certified delivery institution; and (c) for notices by fax, the receipt date shown on the delivery confirmation paper of the relevant document.

Party A : **Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd**

Attention: Mr. Jia Bin
Telephone Number: 86-0351-8302574
Fax: 86-0351-4042780
Address: No. 318, Yingze Avenue, Taiyuan City,

Shanxi Province;

Party B : **Taiyuan Advertising Networks Advertising Co., Ltd.**

Attention: Mr. Jia Bin
Telephone Number: 86-0351-8302574
Fax: 86-0351-4042780
Address: No. 318, Yingze Avenue, Taiyuan City, Shanxi Province;

[The space below has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

For and on Behalf of
Party A: Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd.
Company seal

By: ______________________
Name: [•]
Title: [•]
Date:

For and on Behalf of
Party B: Taiyuan Advertising Networks Advertising Co., Ltd
Company Seal

By: ______________________
Name: [•]
Title: [•]
Date:

Appendix 1: Services to be Provided by Party A

1. Party A shall provide in-depth market research and consulting services to the program or section designated by Party B.
2. Party A shall be fully responsible for the branding design and production to the media channels (and broadcasting frequency) designated by Party B
3. Party A shall provide comprehensive consulting services, promotion planning and assistance in the implementation of the operations of the programs and sections specifically designated by Party B.
4. Party A shall provide comprehensive management consulting services in relation to the Party B's business process, and assist Party B to install the ERP system as the conditions permit.
5. Party A shall provide to Party B the relevant technical support for the production of advertising and media.

Appendix 2: Services Fee

Pursuant to the "Executive Service Agreement" which was signed by both parties, Party A and Party B shall be closely co-operated in accordance with the business areas which described in Appendix 1 of the "Executive Service Agreement". Under the premise that Party A has fulfilled its obligations under the agreement and has provide qualified services to Party B, Party B shall pay a service fee and annual fee (the definition is set forth in Chapter 5 of the "Executive Service Agreement") *** Party B will make the payment to Party A on a monthly basis in accordance with the progress of the services provided by Party A.

兹此，本协议经双方之授权代表于文首所示之日签署，以昭信守。

山西黄河中网动漫科技有限公司
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太原市广网合理广告有限公司
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